Exhibit 10.8

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC
7201 Port Road, Mt. Vernon, Indiana 47620	CONTRACT
SHORT FORM CONTRACT
(AGREEMENT WITH INDEPENDENT CONTRACTOR)	,

AGREEMENT BETWEEN Fagen, Inc., a Minnesota corporation with offices at 501 W. Highway 212, Granite Falls, MN 56241

 (hereinafter called “CONTRACTOR”) and AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, (hereinafter called “COMPANY”).

DESCRIPTION OF WORK:   Contractor to provide labor and construction equipment, construction consumables, and other items as set forth on Exhibit E, attached hereto and incorporated herein, necessary to complete ethanol facility in Mt. Vernon, Indiana per Company’s design and specifications.

TAX STATEMENT: Contractor’s FEIN: 41-1604605. Contractor is a Minnesota subchapter S corporation.

All work must be performed in accordance with AVENTINE RENEWABLE ENERGY — MT VERNON, LLC GENERAL CONDITIONS B-241 and AVENTINE RENEWABLE ENERGY — MT VERNON, LLC OUTSIDE CONTRACTORS SAFETY REQUIREMENTS SH-100

Above work shall be performed at the direction of Jeff See

MATERIALS, EQUIPMENT, FACILITIES, SERVICES, ETC. TO BE FURNISHED BY COMPANY:   Company shall provide other equipment, materials, and facilities, including those already present at the jobsite, but specifically excluding those items set forth on Exhibit E,  and such other services and equipment as the parties may mutually agree.

TARGET PRICE $***** TARGET FEE: $*****

Price not to exceed

All invoices must itemize labor, materials, transportation and taxes paid on materials.  Waiver(s) of lien must be submitted with invoices for materials used and for all subcontracted work.

Payment Terms:

PERIOD OF PERFORMANCE	Contractor shall begin work on the day of , and fully complete the same by day of , .

INSURANCE COVERAGE	Contractor shall comply with Aventine Renewable Energy, Inc. Insurance Requirements Form C-2C

RENDERING OF INVOICES	Render all invoices to: AVENTINE RENEWABLE ENERGY, INC., P.O. BOX 10, PEKIN, IL 61555 ATTN: ACCOUNTS PAYABLE

OTHER TERMS AND PROVISIONS

All provisions on the reverse side hereof and Exhibits A-D attached hereto and included by reference, whether printed, typewritten and/or written are hereby made part of this agreement.  In the event of any conflict between the provisions of this Agreement as set forth on the reverse side hereof and the provisions of any attachments hereto, the provisions of this Agreement shall govern.

Executed in the State of Nebraska on the date first hereinabove written.

	FOR	AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

	BY	/s/ Thomas Manuel	CEO
WITNESS OR SEAL			(TITLE)

	FOR	Fagen, Inc.
(CONTRACTOR)
WITNESS OR SEAL	BY	/s/ Evan Fagen	EVP
(TITLE)

AVENTINE G/L Charge Code

Exhibit A

ADDITIONAL PROVISIONS OF AGREEMENT

1.               Company and Contractor acknowledge and agree that this Short Form Contract, and all exhibits and appendices hereto, is being entered into to accommodate Company’s schedule and that it does not reflect the full and final agreement of the parties, if any, with respect to the project to which the work relates. The parties will negotiate in good faith for the execution of a complete and final construction agreement which will include such additional and other terms customary to a project of this type and magnitude.  In the event Company and Contractor are unable to agree upon such additional terms on or before May 17, 2010, then Contractor has the right to terminate this agreement, be paid for all costs incurred to date plus a fee in the amount of 15% of all such costs, and the aggregate liability of Contractor, its subcontractors, vendors, suppliers, agents and employees,  to Company (or any successor thereto or assignee thereof) for any and all claims and/or liabilities arising out of or relating in any manner to the work or to Contractor’s performance or non-performance of its obligations hereunder, whether based in contract, tort (including negligence), strict liability, or otherwise, shall not exceed, in the aggregate, the amount paid to Contractor.  In the event a complete and final construction agreement is executed and delivered between the parties, all work performed hereunder and all payments made hereunder with respect to such work, or any portion thereof, shall be treated as Work performed and payments made under such final construction agreement.  Additionally, the parties acknowledge and agree that all terms and conditions set forth in this agreement applicable to the Work performed or to be performed under such final construction agreement shall be superseded and replaced in their entirety by the terms and conditions of such complete and final construction agreement, provided that all payments made hereunder are credited dollar for dollar toward the final price under such final construction agreement.

Subject to the foregoing, Contractor shall, at Contractor’s expense:

(a) Except as otherwise provided in this agreement, supply and pay for all labor, service, supplies, and all other things to be used, directly or indirectly, in the performance of or in connection with said work, and hold Company harmless against all claims, liens, and demands in connection therewith and against all consequent cost, expense and damages;

(b) Procure all permits and licenses which may be required in the performance of said work, and pay all excise, license, occupation and other taxes which may become payable to any authority by reason of said work, including all taxes upon the sale, use, storage, consumption and/or fabrication of the materials, supplies, equipment and other things furnished by Contractor;

(c) Accept full and exclusive responsibility and liability for payment of federal and state payroll taxes and for contributions for unemployment insurance, old age pensions, annuities, retirement and other benefits, imposed or assessed under any provision of any law, state or federal, and measure by wages, salaries or other remuneration paid or payable by Contractor to employees of Contractor engaged in said work or in any operation incidental thereto, and agrees that it will cause each subcontractor who performs any part of said work to accept the same responsibility and liability with respect to employees of such subcontractor;

(d) Fully defend, protect, indemnify and hold Company and its affiliates (and their respective officers, directors, employees, and agents) harmless against claimed or actual infringement or contributory infringement of any patent, or infringement of any copyright or trademark, or violation of any trade secret arising out of or in connection with any construction processes employed by Contractor or technologies or equipment supplied by Contractor in the performance of said work, and shall hold harmless Company and its affiliates (and their respective officers, directors, employees, and agents) against any and all judgments, costs and expenses (including attorney fees) incurred by Company and its affiliates (and their respective officers, directors, employees, and agents)  by reason of any such claim or suit thereof. Contractor specifically represents and warrants in this regard that its performance of the work herein shall not violate any patent, copyright, trademark, trade secret, or other contractual or legal obligation it has or may have with respect to ICM technology and that it has entered into appropriate agreements with, or obtained the necessary consents from, Applied Process Technology International in order for Contractor to be deemed an Approved Contractor under APTI’s License with Company and to perform the work without violation of any contractual and/or legal obligations it has.  For purposes of clarity, it is understood and agreed to by the parties that Contractor is not supplying any Delta T (n/k/a/ APTI) technologies or equipment in completing its work;

(e) Perform and complete said work in a good and workmanlike manner satisfactorily and acceptable to the Company, and comply with all federal, state, county and municipal laws, rules, regulations and ordinances applicable to the performance of said work or incident thereto;

(f) Upon request of Company, furnish Company with such affidavits, receipts, waivers, releases, statements and other evidence as Company may require to satisfy itself that all such claims, liens, demands, liability, cost, expense, loss and damage have been paid and discharges;

(g) At all times while on Company’s premises, observe and be subject to such rules and regulations as Company from time to time may promulgate for security reasons or for minimizing fire and explosion risks and for the maintenance or restoration of good order and compel observance thereof by Contractor’s employees and agents and others entering upon premises in the performance of or in connection with said work; said rules and regulations shall include among others, those now in force prohibiting smoking, lighting of matches, intoxication, misconduct and the like.  Contractor shall take steps to assure that his employees or employees of his subcontractors at all times observe the reasonable rules and regulations while entering, leaving or on Company’s premises, and shall cause them to be removed from such premises upon their failure to comply.

2.               If any payment provided for hereunder is to be made in the basis of Contractor’s cost or other flexible billing basis, the Company shall have the right to audit Contractor’s books, receipts, invoices and records pertinent to such costs, and Contractor agrees to maintain such documents for a period of at least two (2) years from the date such costs were incurred and to make them available to the Company at any reasonable time or times within the two-year period for the Company’s use in making such audits.

3.               Contractor acknowledges that prior to the execution of this agreement, Contractor has made sufficient examination and tests to determine the difficulties and hazards incident to the doing of said work, whether arising from the location of said work, conditions of the premises, proximity of said work to adjacent facilities, equipment, tanks, buildings and other structures, or otherwise and has determined to Contractor’s satisfaction the nature and extent of all such difficulties and hazards.

4.               Contractor shall not assign this agreement or any monies to become due hereunder, or subcontract the whole or any part of said work without Company’s proper written consent.  Company’s consent to such assignment or subcontract shall not relieve Contractor or Contractor’s surety.  If there is a surety, of any liability for the full and faithful performance of this contract according to its terms and conditions.

5.               Contractor hereby authorizes Company to deduct from any payable to Contractor (whether or not arising out of this agreement) all amounts which may be payable by Contractor to Company, and also all amounts for which Company may become liable to third parties by reason of Contractor’s acts in performing or failing to perform Contractor’s obligations under this agreement, and in the event that any claim is made by a third party, the amount of validity of which is disputed by Contractor, or any indebtedness shall exist which shall appear to be the basis for a claim of lien, Company may withhold from any payment due, without liability for interest because of such withholding, an amount sufficient to cover such claim.  The failure of Company to exercise such right to deduct or withhold shall not, however, affect the obligation of Contractor to protect Company as elsewhere provided herein.

6.               Neither party shall be liable in damages or otherwise if, by reason of an act of God or public enemy strike, lockout, boycott, picketing, riot, insurrection, fire or any governmental order, rule or regulation, or any ordinance, such party shall be delayed in, or prevented from, furnishing any materials, equipment, facilities, services, etc., provided to be furnished by it hereunder.

7.               In the event Contractor fails to commence said work on the day herein provided, or after such commencement abandons said work or for any reason suspends or refuses to continue it for a period of five (5) days (unless prevented from commencing or continuing said work by an act of God or public enemy, strike, lockout, boycott, picketing, riot, insurrection, or any governmental order, rule or regulation or any ordinance, or by any failure or delay on the part of the Company as described in Paragraph 5), Company shall have the right to take over said work and all materials and supplies furnished by Contractor.

8.               Contractor’s Right to Terminate Contract

(a) If work is stopped by any public authority for a period of thirty (30) days or more through no fault of Contractor, or if Company fails to pay Contractor any payment within thirty (30) days after it is due, the Contractor, upon seven (7) days’ written notice by registered mail to the Company, may stop work or terminate the contract and recover from Company payment for all work properly executed.

(b)  If Company delays or interrupts Contractor’s work beyond the limits specified in the Specification, Contractor shall be entitled to request reimbursement for the actual additional costs incurred thereby.  Such request shall be supported by detailed evidence of such additional costs.  Should Company wrongfully refuse to accept such costs within seven (7) days of its receipt of Contractor’s requests, then if Company has hereafter received seven (7) days additional written notice by registered mail to Company, Contractor may stop work or terminate the contract and recover from Company, payment for all work properly executed.

9.               If any part of said work provided for by this agreement was commenced by Contractor under oral agreement prior to the execution of this agreement, this written agreement shall apply thereto in the same manner as if made before said work was commenced.

10.         No modification of this agreement and no authorization for extras or additions or for eliminations or changes in specifications shall be binding on Company unless it is in writing and signed by a duly authorized representative of Company.

11.         COMPLIANCE WITH THE LAWS — Contractor expressly represents that it and the materials, equipment or services covered by this order comply with all applicable federal, state or local governmental statutes, regulations, orders (including clauses in federal Executive Orders incorporated herein to the extent required by law) and ordinances, including but not limited to the following: the Fair Labor Standards Act of 1938, as amended, and regulations thereunder; the Federal Food, Drug and Cosmetic Act, as amended, and regulations thereunder; the Federal Hazardous Substances Act, as amended, and regulations thereunder; applicable Environmental laws, regulations and ordinances; the Occupational Safety and Health Act, and regulations thereunder; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, and regulations thereunder; the Toxic Substances Control Act, and regulations thereunder; Executive Order 11246 (relating to non-segregated facilities and equal employment opportunity) Executive Order 11758 (relating to employment of the handicapped); Executive order 11701 (relating to job listing of veterans), and Executive Order 11598 (relating to employment of qualified disabled veterans and veterans of the Vietnam era), Executive Order 11625 (relating to utilization of minority business enterprises) and regulations promulgated pursuant to the foregoing Orders.  In the event that any law referred to herein is changed or amended, such changes or amendments are incorporated by reference herein to the extent applicable, and Contractor agrees to comply with the requirements of such changes or amendments.  Contractor expressly agrees, as part of its performance under this order to sign and promptly return to Company such separate guarantees and certificates (affirming that it and any materials, equipment or services covered by this order comply with applicable governmental statutes, regulations, orders and ordinances) as Company may from time to time request from Contractor.  Any such guarantees and certificates are reasserted and incorporated by reference herein.

12.         Contractor shall maintain, at his sole cost and will require any subcontractors he may engage to maintain, at all times while performing work hereunder, the insurance coverage set forth in Company’s insurance requirements as indicated on the reverse side of this form which is appended to and forms a permanent part of this contract.  ANY exception to these insurance requirements must be confirmed by written agreement which must be appended to and form a permanent part of this contract.

13.         Contractor covenants and agrees to fully defend, protect, indemnify, hold harmless and render whole the Company, Partners, officers, directors, employees and agents, from and against each and every claim, demand or cause of action and any liability, cost and/or expense (including but not limited to reasonable attorneys’ fees and expenses incurred in defense of the Company, Partners, its officers, directors, employees and/or agents), for damage or loss in connection therewith, which may be made or asserted by Contractor, Contractor’s officers, directors, employees and/or agents, or which may be made or asserted by any subcontractor, subcontractor’s officers, directors, employees and/or agents, or which may be made or asserted by any third party (including but not limited to personal injury or death or property damage caused by, arising out of, or in any way incidental to, or in connection with the performance of the work hereunder, including but not limited to those situations where personal injury or death or property damage (or liability therefore) was caused by the sole negligence of the Contractor, or any of its subcontractors (and/or any of their respective employees and agents), by the negligence of any combination of the Contractor or any of its subcontractors (and any of their respective officers, directors, employees and/or agents), or where liability for such personal injury or death or property damage with or without fault is imposed on any theory of strict liability by operation of law, provided however, that in no event shall Contractor be liable for any amount in any way associated with injury, death, or property damage to the extent caused by Company, or any party under its direction or control.

14.         If Contractor’s employees, subcontractors of others under Contractor’s control perform services at Company’s premises or at Company’s direction at premises of others, (1) such persons shall comply with all rules and regulations of such premises and (2) Contractor shall keep materials and the premises on which the work is to be done free and clear of all liens for materials and labor incident to the performance of Contractor’s services, hereunder.

15.         The drawings or other documents processed in relation to this agreement, and the information therein contained are the property of AVENTINE RENEWABLE ENERGY — MT VERNON, LLC which has furnished them in confidence upon the understanding and condition that all persons, firms or corporations receiving such drawings and information shall by the act of receiving them be deemed to have agreed: To make no copy, duplication, disclosure or use whatsoever of all or any part thereof except as expressly authorized in writing by AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, not to give, lend or otherwise dispose of such drawings or documents and to return same promptly upon request.

16.         A waiver on the part of the Company of Contractor of the breach of any term, provision, or condition of this contract shall not constitute a precedent, nor bind either party hereto to a waiver of any succeeding breach of the same or any other term, provision or condition of this agreement.

17.         This contract shall be governed in all respects by the laws of the State of Indiana.

18.         Notwithstanding anything herein to the contrary, neither Contractor nor Company shall be liable to the other for any consequential losses or damages, whether arising in contract, warranty, tort (including negligence), strict liability or otherwise, including but not limited to, losses of use, profits, business, reputation or financing.

19.         If any of the work requires the purchase of equipment or materials or the procurement of services, Contractor shall, for the protection of the Company, demand from all vendors and subcontractors guarantees, warranties, indemnities and/or insurance coverage (collectively “guarantees”) with respect to such equipment, materials and services, which shall be made available to the Company to the full extent thereof.  Contractor’s liability with respect to such equipment and materials obtained from vendors shall, except for Contractor’s obligations to pay such vendors, be limited to procuring such guarantees from such vendors and rendering all reasonable assistance to the Company for purposes of enforcing same.

20.         Company shall fully defend, protect, indemnify and hold Contractor and its affiliates(and their officers, directors, employees, and agents) harmless against claimed or actual infringement or contributory infringement of any patent, or infringement of any copyright or trademark, or violation of any trade secret, arising out of or in connection with the Delta T (n/k/a APTI) technology and equipment incorporated into said work, and shall hold harmless Contractor and its affiliates (and their officers, directors, employees, and agents) against any and all judgments, costs and expenses (including attorney fees) incurred by Contractor (and their officers, directors, employees, and agents)  by reason of any such claim or suit thereof.

21.         Except to the extent timely payment has not been made by Company to Contractor for work performed and billed by Contractor, Contractor shall not directly or indirectly create, incur, assume or suffer to be created by it, or any of its Subcontractors, employees, laborers, mechanics or materialmen of goods or services, any lien on the project site, the project, the work or any part of, or interest in, any part thereof.  In the event such a lien is recorded in contravention of this provision, Contractor shall take all necessary actions to immediately have such lien released.

22.         Contractor acknowledges that Company is leasing the premises on which Contractor’s work will be performed.

Exhibit B

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

To:

Subject:  Insurance Requirements C-2C

Gentlemen:

Any Contractor who is presently working for, or who will be working for AVENTINE RENEWABLE ENERGY — MT VERNON, LLC (Company), must comply with the terms of this rider. Contractor covenants and agrees to fully defend, protect, indemnify, hold harmless and render whole the Company, its officers, directors, employees and agents from and against each and every claim, demand or cause of action and any liability, cost and/or expense (including but not limited to reasonable attorneys’ fees and expenses incurred in the defense of the Company, its officers, directors, employees and/or agents), for damage or loss in connection therewith, which may be made or asserted by Contractor, Contractor’s officers, directors, employees and/or agents, or which may be made or asserted by any subcontractor, subcontractor’s officers, directors, employees and/or agents, or which may be made or asserted by any third party (including but not limited to Company’s officers, directors, employees and/or agents), on account of personal injury or death or property damage caused by, arising out of, or in any way incidental to, or in connection with the performance of the work hereunder, including but not limited to, those situations where personal injury or death or property damage (or liability therefor) was caused by the negligence of, the Contractor, any subcontractor (and/or any of their respective employees and agents), by the concurrent negligence of any combination of the Contractor or any subcontractor (and any of their respective officers, directors, employees and/or agents), provided however, that in no event shall Contractor be liable for any amount in any way associated with injury, death, or property damage to the extent caused by Company, or any party under its direction or control.

Contractor shall maintain at its sole cost, and shall require any subcontractors it may engage to maintain, at all times while performing work hereunder, the insurance coverage set forth below with companies satisfactory to Company with full policy limits applying, but not less than as stated.  A certificate naming the Company as an additional insured and evidencing the Comprehensive General Liability and Excess Liability coverages specifically quoting the indemnification provision set forth in this Agreement, shall be delivered to the Company prior to commencement of the work.  Such certificate shall provide that any change restricting or reducing coverage or the cancellation of any policies under which certificates are issued shall not be valid as respects the Company’s interest therein until the Company has received 30-days notice in writing of such change or cancellation.  Further, it shall state that it is primary coverage and not concurrent or excess over other valid insurance which may be available to AVENTINE RENEWABLE ENERGY — MT VERNON, LLC.

Worker’s Compensation Insurance as required by laws and regulations applicable to and covering employees of Contractor engaged in the performance of the work under this Agreement.

Employer’s Liability Insurance protecting Contractor against common law liability, in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $1,000,000.00*.

Comprehensive General Liability Insurance including products/completed operations with limits of liability of not less than:  Bodily Injury $2,000,000.00/$2,000,000.00 each occurrence/aggregate; Property Damage $2,000,000.00* each occurrence/aggregate.  This policy shall cover, among other risks, the contractual liability assumed under the indemnification provision set forth in this Agreement.

Longshoresmen’s and Harborworkers’ Compensation Act Insurance to the extent required under such Act with regard to the work performed hereunder.

Automobile Liability Insurance including non-owned and hired vehicle coverage with limits of liability of not less than:  Bodily Injury $1,000,000.00/$1,000,000.00 per occurrence/aggregate; Property Damage $1,000,000.00 each occurrence.

Excess Liability Insurance over Comprehensive General Liability and Comprehensive Automobile Liability coverages afforded by the primary policies described above, with minimum limits of $20,000,000.00 excess of the specified limits.

Each policy shall be endorsed to provide waiver of subrogation rights in favor of the Company, its subsidiaries and affiliates and all other parties owning an interest in the property on which work covered by this Agreement is to be performed.

Failure of the Contractor to keep the required insurance policies in full force and effect during the work covered by this Agreement and during any extensions, extra or additional work agreed to by the Contractor hereunder shall constitute a breach of this Agreement and Company shall have the right, in addition to any other rights, to immediately cancel and terminate this Agreement without further cost to the Company.

Nothing contained in these provisions relating to coverage and amounts set out herein shall operate as a limitation of Contractor’s liability in tort or contracted for under the terms of this Agreement.

Exhibit C

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

OUTSIDE CONTRACTORS’ SAFETY REQUIREMENTS   SH-100

I.  Safety

(A)      General Requirements

The Contractor and any personnel under his jurisdiction shall continuously observe and enforce all applicable governmental safety regulations and all safety rules and signs that have been or may be established by Aventine Renewable Energy — Mt Vernon, LLC (hereafter called “Company”) during the performance of this agreement.  Good housekeeping shall be maintained at all times and proper safety procedures and equipment must be utilized for protection of all personnel and facilities.  These instructions are minimum requirements to be met by the Contractor and are not all inclusive.

(B)        Before beginning work, the Contractor or his qualified supervisor shall inspect premises, location of work and proximity to adjacent facilities and examine all applicable Company safety rules and instructions to determine to his satisfaction, the nature and extent of difficulties and hazards.

(C)        Contractor shall promptly report in writing to Owner, all accidents in connection with the work.  Full details and statements of witnesses shall be included in reports on accidents which result in injury, death or property damage.

(D)       All lost time injuries occurring and recorded by the Contractor during the performance of the contract, shall be reported to the Company in writing.  A meeting will be held monthly between the Contractor and the Company to discuss lost time injuries or illnesses incurred by the Contractor during the performance of this agreement.  At the Company’s discretion, no monthly meeting will be called if the Contractor has incurred no lost time injuries in the most recent month.

(E)         The Company reserves the right to suspend Contractor’s operations where, in its opinion, life or Company property is imperiled.  Contractor shall suspend work when notified by the Company Representative, or when any personnel or equipment are exposed to unreasonable hazards.  In the event of any emergency, Contractor’s personnel shall assemble at a location remote from the scene and await further instructions.

(F)         The Company reserves the right to regulate all ignition sources by permits when and where deemed necessary in the interest of safety.

1.               CUTTING AND WELDING PERMITS — Before any cutting or welding is performed in the Plant, the following rules shall be observed:

a)              Outside contractors shall contact the Plant person in charge of the job who shall determine if cutting & welding permits are required for the specific job and will make the necessary arrangements to obtain cutting or welding permits if needed.

b)             Cutting or welding permits shall be renewed each day.

c)              Outside contractors shall provide adequate fire protection equipment at the job site.

d)             Good housekeeping standards shall be maintained in cutting and welding areas.

e)              Cutting and welding equipment shall be maintained and used as per OSHA standards.

2.               “Alcohol Area Hot Work Permit” must be obtained for any work in the alcohol production storage or loading areas, or any other areas defined by the Plant contact.  Such permits must be obtained from the production department.

(G)        Contractor shall obtain approval from the Plant contact prior to moving a large crane or other heavy construction equipment from one Plant area to another.  Caution is to be exercised in the movement of heavy equipment on the Company’s roadways.  Flagmen or groundmen will be provided by Contractor, as needed ahead of and behind heavy moving loads to ensure safe movement of this equipment, the safety of other traffic, protection of plant power lines, pipelines, supports and other operating lines, supports and other operating equipment along the roadways.  Contractor will be responsible for all damage to road surfaces and adjacent structures as a result of its operations, normal wear and tear excepted.

(H)       General.

1.               Contractor shall take all measures necessary to prevent contamination of Owner’s products, whether finished or in process, during the course of all construction or installation work performed by Contractor.

2.               No toxic materials shall be brought into the facility without written permission of Owner, and then only subject to all requirements of applicable law and such additional conditions of control, storage and advance use as Owner may prescribe.

3.               Compressed gas and oxygen cylinders must be handled with care and must be stored in an upright position held by straps or chains to prevent their falling over.  Cylinders shall never be allowed to fall or otherwise receive shock.

4.               Contractor’s equipment, supplies and building materials shall be kept in order at all times to eliminate accident hazard and possible injury to Owner’s employees and the security is the responsibility of the Company.  Company shall consult with Contractor and hire a security firm familiar with union picketing and related interferences so as to minimize disruption to the Work.

5.               At the end of the work day, work areas shall be fenced, boarded or secured as necessary.  All of the Contractor’s equipment shall be shut off and all obstacles removed from all walking areas.

(I)            All drivers of Contractor’s vehicles are required to observe speed limits (15 mph) and posted instructions on Company roads.  Reckless driving or non-observance of these instructions will be cause for withdrawal of driving privileges.

(J)           Movement of Contractor’s personnel on Company property MUST be confined to the location of the work to which they are assigned.  In going to and from designated work assignments, or to lunchrooms or restrooms (if agreed upon), Contractor’s personnel must stay on established roads and walks.  They must not walk through buildings or shops.

1.               All contractor supervisors will sign in and out on a daily basis at the Security Office.

2.               All contractor employees and equipment will enter and leave the Plant via the Main Gate or Contractor’s gate as directed by Security.

3.               All contractor employees are to park their personal vehicles in the CONTRACTOR’S PARKING LOT, which is located south of the Main Gate, or as directed by Security.

4.               Contractor trucks are NOT TO BE USED TO CARRY EMPLOYEES TO AND FROM THE WORK AREA.

(K)       Contractor must provide first aid facilities as may be needed for his employees.  Except in the case of serious accidents where the employee’s life or health may be seriously endangered due to lack of prompt attention, Contractor’s personnel are not to use the Company’s first aid facilities.

(L)         The Contractor is responsible for and will provide all necessary training of Contractor’s personnel so that they will be familiar with the pertinent Company rules and regulations, and can safely perform the job.  All Company rules and regulations are minimum requirements to be met by the Contractor and are not all inclusive.

(M)    The Contractor is to provide all necessary safety equipment.

(N)       Contractor shall rope off or barricade all work areas as a protective measure to prevent injury to Owner’s employees, including work areas around and under overhead scaffolds and staging, floor openings, open shafts, overhead work (i.e., cutting through floors, tower constructions, excavations, etc.).  Contractor shall provided and maintain suitable coverings or barricades on floor openings.  Planks used on overhead beams or scaffolds shall be tied down for added safety and removed when work is finished.  The Company will assume no responsibility whatsoever for possible damage to Contractor’s employees’ vehicles or other personal property while within the confines of the Company.

(O)       Manlifts.  All employees of outside contractors are FORBIDDEN to ride Plant manlifts.

(P)         For their own protection, all Contractor’s employees must abide by the following safety dress rules:

1.               Be fully clothed — shirts with sleeves and trousers (no shorts).

2.               Hard hats are mandatory in all areas of the Plant, except in the offices, lunchrooms, restrooms and parking lot (outside Plant).

3.               Safety Glasses are mandatory in all areas of the Plant, except in offices, lunchrooms, restrooms and parking lot (outside Plant).

4.               Footwear — shoes of durable work type must be worn.  Tennis or canvas shoes are not allowed in the Plant.  Company encourages the use of steel toed safety shoes.

5.               Hearing Protection is mandatory in those areas of the Plant designated “Hearing Protection Required”, OSHA 1910.95.

(Q)       Contact lenses should not be worn in areas where there is a potential exposure to corrosive, irritating or toxic chemical vapors, mists, fumes or dusty environment.  A contaminant may permeate the lens and be held in contact with the eye, thereby producing eye damage.  Wearing contact lenses in contaminated atmospheres with a full-face respirator is prohibited by Federal regulation: OSHA 29 CFR 1910.134(e).

(R)        Gambling, drunkenness, fighting, firearms, habit-forming drugs, intoxicating liquor and “Practical Joking” or “Horseplay” are not permitted on Company property.

(S)         Radios capable of receiving commercial broadcast are not permitted in the Plant.

(T)        Cameras are not allowed in the Plant.

(U)       Running is prohibited in the Plant.

(V)        Crossing standing railcars by climbing though cars or climbing over the car couplers is strictly forbidden.  Care must be taken that no railcar switching or pulling is being done before crossing the tracks at the end of the cars.

II. Fire Regulations

(A)      No smoking shall be permitted anywhere on Owner’s premises except in areas clearly designated for that purpose.

(B)        Storage or use of combustible or otherwise hazardous materials is prohibited except in amounts allowed by Owner’s fire insurance underwriters.  Flammable liquids, such as gasoline, kerosene, alcohol, diesel oil, etc. must be kept under lock and key in locations designated by the Owner.

(C)        At the end of each day, Contractor shall dispose of any combustible or otherwise hazardous debris and remove all empty gas and oxygen cylinders.

(D)       No gasoline, fuel oil, alcohol or other flammables are allowed on the premises without the permission of the Owner.

(E)         No tar pots or similar equipment are allowed on any roof.

(F)         All welding will be performed by properly grounding directly to piece being welded and requires Plant permits.

(G)        All tarpaulins must be fire retardant.

(H)       All fires and accidents must be reported to Owner’s Project Engineer.

(I)            Contractor is prohibited from using any stud riveter depending on any explosive cartridge as a means of operations.

I have read, understand and have received a copy of the above requirements regarding:

I.      Safety

II.    Fire Regulations

and understand my responsibility as a representative of my employer.

CONTRACTOR EMPLOYEE

COMPANY EMPLOYEE
(WITNESS)

Exhibit D

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

“Owner”

GENERAL CONDITIONS FOR CONSTRUCTION WORK   B-241

I.  General

(A)      The intent of these General Conditions and such Drawings and Specifications as may be specifically referred to, unless otherwise specified, is to provide for all labor, materials, tools, appliances, equipment and services of every kind necessary for the proper execution of the work, and the terms and conditions of payment therefor.  No oral modification of these conditions, Drawings and Specifications, or any of the documents comprising the contract is permissible.

(B)        The contract documents are to be considered as one, and whatever is called for by any one of the documents shall be binding as if called for by all.  Your company, the “Contractor”, shall be responsible for bringing any contradictions to the attention of the Owner.

(C)        Three (3) sets of contract Drawings and Specifications will be furnished to Contractor without charge (for bidding purposes, one (1) set only).  Additional sets will be furnished on request at the cost of the reproduction as established by Owner.  All Drawings and Specifications shall remain the property of Owner and shall be returned upon request.  The Drawings, in general, are prepared in scale.  Dimensions used shall not be those obtained, but shall be those read directly or computed.  Where dimensions are not given on the Drawing, Contractor shall be responsible for the routing or location in the most practical manner consistent with the operation intended, free from interferences and from an unsightly appearance.  In general, Contractor is expected to make minor modifications or changes in dimension in order to adapt his work to existing conditions and avoid obstructions or hindrances.  CONTRACTOR SHALL INFORM OWNER’S CONSTRUCTION SUPERINTENDENT OR REPRESENTATIVE, PRIOR TO CONSTRUCTION, OF ANY CONFLICTS BETWEEN THE CONTRACT DOCUMENTS, OR ANY OBSTRUCTIONS OR HINDRANCES THAT MIGHT INTERFERE WITH OR NECESSITATE CHANGES TO THE WORK.  There shall be no variation from Owner’s Drawing and Specifications without express prior written approval of Owner.  Should extra costs be involved, me procedures provided in Section IV hereof shall be followed.  Contractor shall keep an accurate record during construction of all variations between the work, as shown in the Drawings, and the actual installation.  Contractor shall inform Owner of these variations, in wiring, and by marked-up drawing, completely dimensioned.

(D)       At or prior to completion of the work, Contractor shall furnish to Owner as-built tracings or other reproducible copies of all Contractor’s shop drawings.  Final payment hereunder may be withheld by Owner until such as-built tracings have been furnished.

(E)         Owner’s review and written approval of Contractor’s shop drawings shall not relieve Contractor from final responsibility for variations from Drawings and Specifications furnished therewith or from responsibility for errors made by Contractor in such shop drawings.

(F)         Contractor shall not copy, duplicate or use whatsoever or any part of me drawings or documents provided by the Owner, except as expressly authorized in writing by the Owner, and shall not give, lend or otherwise dispose of such drawings or documents and shall return same promptly upon request.

II. Employee and Sub- Contractors

(A)      Except as otherwise noted, Contractor shall provide and pay for all materials, labor, tools, water, power and other items necessary to complete the work.

(B)        Before commencing work on this contract, Contractor shall submit to Owner a list of all his representatives, employees and associates who will be connected with the work hereunder.  Contractor shall secure Owner’s approval of this list before any person thereon seeks entry to Owner’s property.  Such person shall comply with Owner’s regulations concerning entry to the property.

(C)        No work may be sub-contracted without Owner’s written approval.  If such approval is granted by Owner, before commencing work, Contractor shall submit to Owner a list of all subcontractors to be used and Contractor shall secure Owner’s approval of this list.  Whether or not expressly so stated it is understood that Contractor assumes the responsibility for any and all acts and performance on the part of his sub-contractors.  The term “Sub-contractor(s)” throughout includes all tiers of sub-contractors (e.q., sub-sub-contractor(s), etc.).

(D)       Contractor shall not begin work hereunder, nor leave the completed job without first notifying Owner’s representative.

(E)         Contractor shall inform Owner before shipping any material or equipment to be delivered to the jobsite.

(F)         Contractor shall have on the jobsite, at all times while work is being done, a competent superintendent satisfactory to Owner.

(G)        This contract is personal in nature and no rights may be assigned without Owner’s written approval.

III. Overtime Work

Contractor shall work overtime, if so directed by Owner in writing.  In that event, Owner shall be required to reimburse Contractor only for the actual overtime premium portion of its payroll costs and the applicable insurance premiums and payroll taxes thereon.  Contractor shall make no charge for rental equipment, use of tools, overhead expense, profit or on any other account.

IV. Surveys and Permits

(A)      Owner shall furnish all surveys unless otherwise specified.  All permits and licenses necessary for the prosecution of the work, whether of a temporary nature or for permanent structures or permanent changes in existing facilities shall be secured and paid for by Contractor, unless otherwise specified.  Contractor shall comply with all laws and regulations bearing on the conduct of the work and shall notify Owner if the Drawings and Specifications are at variance therewith.

(B)        Owner shall establish the base line and reference elevation for the commencement of the work.  Contractor shall furnish and place all additional stakes, templates and benchmarks necessary for marking and maintaining points, lines and elevations and preserve same, as required.  Contractor shall be responsible to see that the finished work complies with the contract drawings and lines and grades established.  Contractor shall preserve drawings and protect all survey points, including benchmarks and monuments which have been established prior to or during the course of the work.

V. Protection of Work, Property and Person

(A)      Contractor shall adequately protect the work, adjacent property and the public, in connection with the work and shall be responsible for any damage or injury due to his act or negligence.

(B)        Before any work begins, general working conditions shall be approved by Owner.

(C)        All exposed operating equipment which is susceptible to damage shall be protected at all times by Contractor.

VI. Inspection of Work

Contractor shall permit and facilitate inspection of the work by Owner and its agents and public authorities at all reasonable times.

VII.  Changes in Scope of Work

Owner may order changes in the work, the contract sum being adjusted accordingly.  All such orders and adjustments shall be in writing. Claims by Contractor for extra cost must be made in writing and approved by Owner’s Purchasing Department, in writing before Contractor executes the work involved.

VIII. Correction of Work and Warranties

Contractor warrants the workmanship furnished hereunder to be free from defects and to be of the kind and quality described.  Contractor shall re-execute any work that fails to conform to the requirements of the contract whenever non-conformity appears during the progress of the work, and shall remedy any non-conformity and any defects due to faulty materials procured by Contractor or Contractor’s workmanship.    If within one year from the date of Owner’s acceptance the workmanship fails in any respect to meet the warranties specified, Owner may require Contractor, at its own expense, to take such measure as may be necessary to meet said warranties. EXCEPT FOR CONTRACTOR’S WARRANTIES EXPRESSLY PROVIDED HEREIN, CONTRACTOR MAKES NO REPRESENTATIONS, GUARANTEES, WARRANTIES, OR CLAIMS WITH RESPECT TO, AND ASSUMES NO RESPONSIBILITY FOR, THE PERFORMANCE OR USE OF THE COMPLETED WORK AND SHALL HAVE NO RESPONSIBILITY FOR TESTING OR OPERATION OF THE WORK.  CONTRACTOR EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES AND GUARANTEES OF ANY KIND OR NATURE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, AND OPERABILITY.

IX.  Owner’s Right to Terminate Contract

If Contractor, at any time, defaults in the performance of the work or violates any provisions of the contract, Owner, after seven (7) days’ written notice by registered mail to Contractor, without prejudice to any other remedy it may have, may make good the deficiencies and deduct the cost of doing so from any monies then or thereafter due Contractor or, at Owner’s option, may terminate the contract, take possession of all materials, tools and appliances paid for by Owner and finish the work by such means as it sees fit.  If the unpaid balance of the contract price exceeds the cost of finishing the work, such excess shall be paid to Contractor, but if such cost exceeds such unpaid balance, Contractor shall pay the difference to Owner.

X. Payments

Payments shall be made as provided in the Contract.  Acceptance of the final payment by Contractor shall not constitute a waiver of any and all claims by Owner.  Final payment does not relieve Contractor from any and all obligations stipulated under this Contract.

XI.  Liens

At Owner’s option, Contractor shall provide a performance bond at the beginning of the work, lien waivers for every payment in the event progress payments are required and/or a final lien waiver at the completion of the work.  If required, final payment shall not be due until Contractor has delivered to Owner a complete conditional release of all liens arising out of this contract and receipts in full covering all labor and materials for which a lien could be filed or in lieu of such receipts a bond satisfactory to Owner indemnifying it against any lien.

XII.  Separate Contracts

Owner has the right to let separate contracts in connection with the work subject to the conditions of paragraph II(C) and Contractor shall properly cooperate with any other contractors.

XIII.  Clean-up

Contractor shall keep the premises free from accumulation of waste material and rubbish and at the completion of the work it shall leave the premises broom-clean.  Any materials used by Contractor which adhere to floors, walls, posts, beams, ceilings, equipment, etc., and any stains resulting therefrom must be removed by Contractor at the completion of the work.

XIV. Protection of Product

(A)      Glass, china and like materials not required by specifications shall not be brought onto Owner’s processing areas.  The most likely means of entry of such materials in the form of food containers carried by Contractor’s employees, such as glass jars, china cups, drink bottles, etc.  Owner’s Construction Superintendent, or representative, shall define the specific areas where these materials are prohibited.

(B)        When work is scheduled in or near a product processing area, such work shall not be started without the sanction of Owner.

(C)        Demolition work, including cutting of concrete and wood, shall not be started in or near a product processing area until the area is either walled off or protected by means of suitable-hung tarpaulins or protected in some other manner approved by Owner.

XV. Sanitation Regulations

(A)      It shall be the responsibility of Contractor to remove litter, debris, trash, etc. from the job site on a daily basis and to maintain the work site in as neat a manner as practicable.

(B)        Spitting is prohibited in all buildings.

XVI. Acceptance, Procedure, Conflict

Acceptance by Contractor of order or contract to do work indicated will be considered by Owner as evidence that Specifications and Drawings are understood and can be executed in accordance thereto.  Any ambiguity or conflict must be corrected before acceptance of order by Contractor.  “THE GENERAL CONDITIONS OF THE CONTRACT FOR THE CONSTRUCTION OF BUILDINGS” being the standard form of the American Institute of Architects, Form A201, latest issue, shall serve to answer all questions or conditions that may arise between Owner and Contractor, on points not covered by the contact and these General Conditions and any other additional specification that may be written to govern a particular project of work, in conjunction with the drawings that may be prepared for such project.

XVII. Performance Bond

If so required by Owner, Contractor shall furnish at Owner’s expense a surety company material and performance bond, which is to be satisfied to the Owner in every respect.

XVIII. Independent Contractor Status

It is understood and agreed that your Contractor’s status under the Contract, is that of an independent contractor rather than that of an agent or employee of Owner.  Contractor shall have the sole responsibility for the satisfaction of any and all claims made by third parties on account of its conduct or that of its employees or agents under the performance of this Purchase Order.

Exhibit E

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

Contractor’s Scope of Work

See attached consisting of three pages.